UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2014 (May 14, 2014)

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2014 annual meeting of stockholders (the “Annual Meeting”) of the Company held on May 14, 2014, voted on three proposals and cast their votes as described below. The proposals are set forth in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 14, 2014.

Proposal 1:

The Company’s stockholders elected six (6) nominees to the Board of Directors, each to hold office until the next annual meeting or until his successor is duly elected and qualified.

Nominee	Votes For	% of Votes Cast For	Votes Withheld	% of Votes Withheld	Broker Non-Votes*
Eric Brown	40,983,741	91	498,134	1	3,558,424
Gill Cogan	39,801,063	88	1,680,812	4	3,558,424
Guy Gecht	40,587,819	90	894,056	2	3,558,424
Thomas Georgens	40,599,863	90	882,012	2	3,558,424
Richard A. Kashnow	40,557,572	90	924,303	2	3,558,424
Dan Maydan	39,801,997	89	1,679,878	4	3,558,424

*	Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the votes actually cast.

Proposal 2:

The Company’s stockholders cast their votes to approve a non-binding proposal on executive compensation as set forth below:

Votes For	% of Votes Cast For	Votes Against	% of Votes Against	Abstain	Broker Non- Votes**
41,059,460	91	311,303	1	111,112	3,558,424

**	Proposals 2, is considered to be a non-routine matter under the rules of the New York Stock Exchange (the “NYSE”), which apply to all NYSE-licensed brokers. Broker non-votes had no effect on the outcome of these proposals since they are not considered entitled to vote on non-routine proposals.

Proposal 3:

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 as set forth below:

Votes For	% of Votes cast For	Votes Against	% of Votes Against	Abstain	Broker Non-Votes
44,817,955	99.5	137,885.5		84,459	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 15, 2014	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Guy Gecht
	Name:	Guy Gecht
	Title:	Chief Executive Officer